As filed with the Securities and Exchange Commission on February 29, 1996

                                                     Registration No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             THE VALSPAR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             36-2443580
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                             1101 THIRD STREET SOUTH
                          MINNEAPOLIS, MINNESOTA 55415
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                             THE VALSPAR CORPORATION
                         KEY EMPLOYEE ANNUAL BONUS PLAN
                            (Full title of the Plan)
                          ----------------------------

                                    Rolf Engh
                   Vice President-International and Secretary
                             The Valspar Corporation
                             1101 Third Street South
                              Minneapolis, MN 55415
                                  (612)332-7371
  (Name, address, including zip code and telephone number of agent for service)

                                    Copy to:

                               Martin R. Rosenbaum
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                  (612)371-3278



                                                   CALCULATION OF REGISTRATION FEE


                                          Proposed              Proposed
            Title of                       Maximum               Maximum
           Securities                      Amount               Offering                Aggregate              Amount of
              to be                         to be                 Price                 Offering             Registration
           Registered                    Registered           Per Share(1)              Price(1)                  Fee


Common Stock                          500,000 shares(2)         $46.4375               $23,218,750             $8,006.47
($.50 par value)


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices of the Company's Common Stock on February 26, 1996 as reported on the New York Stock Exchange.

(2) 200,000 shares were registered on Form S-8 (No. 33-53824) dated October 28, 1992 and 500,000 shares are being registered herewith.

 -------------------------------------------------------------------------------

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-53824) was filed with the Securities and Exchange Commission on October 28, 1992 covering the registration of 200,000 shares initially authorized for issuance under the Company's Key Employee Annual Bonus Plan (the "Plan"). Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares authorized under the Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended October 27, 1995.

         (b) The Definitive Proxy Statement dated January 26, 1996 for the Annual Meeting of Stockholders held on February 28, 1996.

         (c) The description of the Company's capital stock as set forth in the Company's Form S-2 Registration Statement (File No. 2-82000), declared effective March 9, 1983.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under provisions of the By-Laws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of the Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

         Section 145 of the Delaware General Corporation Law provides the following:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

      Exhibit

      4(a) The Valspar Corporation Key Employee Annual Bonus Plan (incorporated by reference to Exhibit 10(i) to the Registrant's Form 10-K for the year ended October 27, 1995)

      5(a)        Opinion and Consent of Lindquist & Vennum  P.L.L.P.
                  as to the legality of the securities being registered

      23(a)       Consent of Lindquist & Vennum (included in Exhibit 5(a))

      23(b)       Consent of Ernst & Young LLP, independent public accountants


Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 28, 1996.

                                                     THE VALSPAR CORPORATION


                                                     By /s/ Rolf Engh
                                                        Rolf Engh, Secretary


                                POWER OF ATTORNEY

         The undersigned officers and directors of The Valspar Corporation hereby constitute and appoint Richard M. Rompala and Rolf Engh, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


         Signature                                    Title                   Date
/s/ Richard M. Rompala                      President, Chief Executive  February 28, 1996
----------------------------------          Officer and Director
Richard M. Rompala                          (Principal Executive Officer)



/s/ Paul C. Reyelts                         Vice President, Finance     February 28, 1996
-------------------------------------       (Chief Financial Officer)
Paul C. Reyelts


/s/ Kathleen P. Pepski                      Controller (Chief           February 28,1996
-------------------------------------       Accounting Officer)
Kathleen P. Pepski


/s/ C. Angus Wurtele                        Chairman of the Board       February 28, 1996
-------------------------------------
C. Angus Wurtele


/s/ Robert E. Pajor                         Vice Chairman and           February 28, 1996
-------------------------------------       Director
Robert E. Pajor


/s/ Susan S. Boren                          Director                    February 28, 1996
-------------------------------------
Susan S. Boren


                                            Director                    February ___, 1996
-------------------------------------
Richard N. Cardozo


/s/ William W. George                       Director                    February 28, 1996
-------------------------------------
William W. George


/s/ Thomas R. McBurney                      Director                    February 28, 1996
---------------------------------
Thomas R. McBurney


/s/ Kendrick B. Melrose                     Director                    February 28, 1996
------------------------------------
Kendrick B. Melrose


/s/ Gregory R. Palen                        Director                    February 28, 1996
-------------------------------------
Gregory R. Palen


                                            Director                    February ___, 1996
-------------------------------------
Lawrence Perlman


                                            Director                    February ___, 1996
-------------------------------------
Michael P. Sullivan
